Independent Auditors' Consent



To the Board of Trustees and Shareholders of Tax-Free Fund of Colorado:

We consent to the use of our report dated January 31, 2001 with respect to Tax-Free Fund of Colorado incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" and "Transfer Agent, Custodian, and Auditors" in the Statement of Additional Information.

KPMG
/s/ KPMG



New York, New York
Frbruary 23, 2001